Exhibit 99.1


                               CONTINUATION SHEET

1.   Name:     Warburg, Pincus Ventures, L.P.
     Address:  466 Lexington Avenue
               New York, New York 10017

2.   Name:     Warburg Pincus LLC (Manager of WPV)
     Address:  466 Lexington Avenue
               New York, New York 10017

Designated Filer:        Warburg Pincus & Co. (General Partner of WPV)
Issuer & Ticker Symbol:  Knoll, Inc. (KNL)
Date of Event Requiring Statement:  December 17, 2004

Note (1): The stockholders are Warburg, Pincus Ventures, L.P., a Delaware limited partnership ("WPV"), and Warburg Pincus & Co., a New York general partnership ("WP"). WP is the sole general partner of WPV. Warburg Pincus LLC, a New York limited liability company ("WP LLC" and together with WPV and WP, the "Warburg Entities"), manages WPV. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended, the Warburg Entities may be deemed to be the beneficial owners of the shares of Common Stock, par value $0.01 per share, of the Company (the "Shares"). Each of the Warburg Entities disclaims beneficial ownership of any of the Shares owned of record by any other Warburg Entity, except to the extent of any indirect pecuniary interest therein. The address of each Warburg Entity is 466 Lexington Avenue, New York, NY 10017.


                    WARBURG, PINCUS VENTURES L.P.

                    By: WarburgPincus & Co.,
                        General Partner

                    By: /s/ Scott Arenare                             12-20-2004
                        ------------------------------                ----------
                    Name:  Scott A. Arenare                              Date
                    Title: Partner


                     WARBURG PINCUS LLC

                    By: /s/ Scott Arenare                             12-20-2004
                        ------------------------------                ----------
                    Name:  Scott A. Arenare                              Date
                     Title:   Managing Director